Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 2, 2026, relating to the financial statements of Hennessy Capital Investment Corp. VIII as of October 21, 2025 and for the period from July 15, 2025 (inception) through October 21, 2025, appearing in the Registration Statement on Form S-1, File No. 333-291924.

/s/ WithumSmith+Brown, PC

New York, New York
February 4, 2026